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                                                                  Exhibit 3-78
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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                     FILED 04 : 05 PM 09/30/1998
                                                         981380957 - 2950059


                          CERTIFICATE OF INCORPORATION

                                       of

                      GENESIS ELDERCARE CENTERS III, INC.


   FIRST: The name of the Corporation is GENESIS ELDERCARE CENTERS III, INC.

   SECOND: The address of its registered office in the state of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

   The name of its registered agent at such address is The Corporation Trust Company.

   THIRD: The nature of the business or purposes to be conducted or promoted are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, NO PAR value.

   FIFTH: The name and mailing address of the sole incorporator is as follows:

           Vincent S. Capone, Esquire
           One Logan Square
           Philadelphia, PA 19103

   SIXTH: The Board of Directors of the Corporation shall have the right to adopt, amend and repeal the By-Laws of the Corporation. Election of directors need not be by written ballot.

   SEVENTH: No director shall be personally liable to Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware

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General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

   The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate and does hereby declare and certify that it is her act and deed and the facts stated herein are true, and accordingly does hereunto set his hand this 29th day of Sept., 1998.

                                        /s/ Vincent S Capone
                                        --------------------------
                                        Vincent S Capone, Esquire
                                        Incorporator



   K;\CAPONE\Genesis\ElderCare\delcert incorp - IIIb.wpd

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JUN-13-2803 13:41                                      State of Delaware
                                                         Secretary of o
                                                    Division of Corporations
                                                 Delivered 04 : 23 PM 06/13/2003
                                                    FILED 03:57 PM 06/13/2003
                                                  SRV 030393040 - 2950059 FILE


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                   * * * * *

Genesis ElderCare Centres III, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

   DOES HEREBY CERTIFY:

   FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

   "RESOLVED, that the name of the Company shall be changed from Genesis ElderCare Centers III, Inc. to Genesis ElderCare Centers - Pennsburg. Inc.

   RESOLVED, that the officers of the Company are hereby authorized and empowered to file an amendment to the Company's Articles of Incorporation which amendment will amend and restate the first paragraph of the Articles of Incorporation of the Company in its entirety to read as follows:

   "FIRST: The name of the Corporation is Genesis ElderCare Centers - Pennsburg, Inc."

   SECOND: That in lieu of a meeting and vote of the sole shareholder, the shareholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

   FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on June 30, 2003.

   IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by George V. Hager, Jr., its Executive Vice President and Chief Financial Officer, this 2nd day of June, 2003*.

                                Genesis ElderCare Centres III, Inc.

                                By: /s/ George V. Hager
                                ----------------------------------
                                George V. Hager, Jr.
                                Executive Vice President and Chief
                                Financial Officer


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* Any authorized officer of the Chairman or Vice-Chairman of the Board of
Directors may execute this certificate.

   DEO12-6/21/01 - CT System Online


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